                                                                     EXHIBIT 5.1

                 Form Opinion and Consent of Alston & Bird LLP

                                __________, 1998

Divot Golf Corporation
201 N. Franklin Street, Suite 200
Tampa, Florida 33602


Gentlemen:

    The undersigned has acted as counsel for Divot Golf Corporation (the "Company") in connection with a registration statement on Form SB-2 of the Company (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), pertaining to the registration of the resale of shares of common stock, par value $0.001 per share, of the Company (the "Resale Shares"), which are underlying convertible debentures, warrants, and convertible preferred stock, as described in the Registration Statement.

    In connection with this opinion, we have considered such questions of law as we deemed necessary as a basis for the opinions set forth below, and have examined or otherwise are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following: (i) the Registration Statement; (ii) the Articles of Incorporation and Bylaws, as amended, of the Company, as currently in effect; (iii) certain resolutions of the Board of Directors of the Company relating to the issuance of the shares and other transactions contemplated by the Registration Statement; and (iv) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

    Based upon the foregoing, we are of the opinion that the Resale Shares to be issued by the Company have been duly authorized for issuance and that when issued and delivered in the manner contemplated by the Registration Statement, the Resale Shares will be validly issued, fully paid and nonassessable.

    The law covered by this opinion is limited to the law of the State of Delaware, without regard to the principles of conflicts of laws thereof, and based upon and limited to the laws and regulations in effect as of the date hereof. The undersigned assumes no obligation to update the opinions set forth herein.

    We hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.

                                        Very truly yours,